UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2020

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FICO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fair Isaac Corporation (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on March 4, 2020. Of the 29,185,651 shares of common stock entitled to vote, 25,836,340 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected by the votes set forth in the table below:

Nominees	For	Against	Abstain	Broker Non-Votes
Braden R. Kelly	23,375,440	28,412	15,565	2,416,923
Fabiola R. Arredondo	23,385,651	18,891	14,875	2,416,923
A. George Battle	22,928,790	473,778	16,849	2,416,923
James D. Kirsner	23,101,385	301,874	16,158	2,416,923
William J. Lansing	23,383,132	20,371	15,914	2,416,923
Eva Manolis	23,370,067	34,422	14,928	2,416,923
Marc F. McMorris	23,241,528	161,018	16,871	2,416,923
Joanna Rees	23,240,311	164,375	14,731	2,416,923
David A. Rey	23,217,460	185,754	16,203	2,416,923

Item No. 2:	The stockholders approved the amendment to the Company’s 2012 Long-Term Incentive Plan by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
21,221,835	2,163,096	34,486	2,416,923

Item No. 3:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s named executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
22,378,444	997,658	43,315	2,416,923

Item No. 4:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
25,540,738	202,135	93,467

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: March 5, 2020	By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary